UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported, on March 2, 2018, HG Holdings, Inc., formerly Stanley Furniture Company, Inc. (the “Company”), sold substantially all of its assets (the “SFC Asset Sale”) to Stanley Furniture Company LLC, formerly Churchill Downs LLC (“SFC”). In connection with the SFC Asset Sale, SFC issued a subordinated secured promissory note payable to the Company in the amount of $7,420,824 (the “Original Note”). The terms of the Original Note were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 8, 2018 (the “March 8-K”), which included as an exhibit a copy of the Original Note.

On September 6, 2018, SFC sold certain of its assets, including certain inventory and the Stone & Leigh tradename (the “S&L Asset Sale”), to Stone & Leigh, LLC (“S&L”). As a part of the S&L Asset Sale, SFC assigned to S&L certain of its rights and obligations under the Original Note. In connection with such assignment, the Company entered into an Amended and Restated Subordinated Secured Promissory Note with SFC (the “A&R Note”) and a new Subordinated Secured Promissory Note with S&L (the “S& L Note”). The terms of the A&R Note were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 12, 2018 (the “September 8-K”), which included as an exhibit a copy of the A&R Note.

On February 7, 2019, the Company, SFC and related parties entered into a Consent, Reaffirmation, and Joinder (the “Consent”) in connection with a new senior credit facility that SFC expects to enter into with Alterna Capital Solutions, LLC (“Alterna”).  Pursuant to the Consent,  SFC paid $180,000 of principal and accrued interest under the A&R Note as provided in the Consent and SFC delivered a Seconded Amended and Restated Subordinated Secured Promissory Note (the “Second A&R Note”) in favor of the Company. The Second A&R Note has a principal amount of approximately $3,201,536 and remains payable no later than March 2, 2023. The terms of the Second A&R Note are substantially the same as those of the A&R Note. The Second A&R Note also remains guaranteed by Stanley Intermediate Holdings LLC, formerly Churchill Downs Intermediate Holdings LLC. Pursuant to the Consent, SFC’s British Virginia island parent company has also guaranteed the Second A&R Note.

In addition, SFC’s British Virgin Island parent company repurchased 2,500 shares of its stock held by the Company for $120,000 pursuant to a stock purchase agreement dated February 7, 2019 (the “Stock Purchase Agreement”).

Pursuant to the Consent, the Company has consented to SFC’s new senior credit facility and agreed to enter into a subordination agreement with SFC’s new senior lender, subject to SFC’s entering into its new senior credit facility with Alterna by February 28, 2019 and certain other conditions.  The subordination agreement with Alterna is expected to be generally on the same terms as the subordination agreement the Company previously entered into with North Mill Capital, LLC in connection with the Original Note except that payments on the Second A&R Note, before satisfaction of the of indebtedness to Alterna and termination of the new subordination agreement, are expected to be conditioned upon (l) no event of default under the new senior credit facility existing or resulting from the payment,  (2) availability under the new senior credit facility to make the payment, (3) all tax and debt obligations of SFC being current and within their terms,  and (4) there being no delinquency in payables or other obligations of SFC to specified critical vendors.

The foregoing description of the Consent, Second A&R Note, and Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R, the Second A&R Note and the Stock Purchase Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report, respectively, and incorporated herein by reference.

Item 8.01 Other Events

In connection with the S&L Asset Sale, the Company received a Subordinated Secured Promissory Note from S&L in the principal amount of $4,400,000 (the “S&L Note”).  The Company also entered into an Intercreditor and Debt Subordination Agreement with Hale Partnership Fund, L.P., as agent for a number of affiliated funds, (collectively the “Senior Lenders”), providing that S&L’s obligations under the S&L Note were subordinate to S&L’s obligations under a Senior Secured Promissory Note issued by S&L to the Senior Lenders.  The Senior Note, which was in a principal amount of $1,702,000, was paid in full in December 2018 and the Senior Lenders released all liens on S&L’s assets.  The Company has received principal payments from S&L of approximately $466,000 resulting in a current balance of approximately $3,934,000 under the S&L Note.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

10.1*	Second Amended and Restated Subordinated Secured Promissory Note, dated February 7, 2019, issued by Stanley Furniture Company LLC in favor of HG Holdings, Inc.

10.2*

Consent, Reaffirmation and Joinder, dated February 7, 2019, among Stanley Furniture Company LLC, Stanley Intermediate Holdings LLC, Churchill Downs Holdings Ltd., Stanley Furniture Company 2.0, LLC and HG Holdings, Inc.

10.3*	Agreement, dated February 7, 2019, between HG Holdings, Inc. and Churchill Downs Holdings Ltd.

_____________

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: February 13, 2019	By:	/s/ Brad G. Garner
Brad G. Garner
Principal Financial and Accounting Officer